Exhibit 99.1

Filed by Civista Bancshares, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Comunibanc Corp.

Civista Bancshares, Inc. To Acquire Comunibanc Corp.

SANDUSKY, Ohio and NAPOLEON, Ohio, January 10, 2022 /PRNewswire/ — Sandusky, Ohio based Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) and Comunibanc Corp., the parent company of The Henry County Bank (“Comunibanc” or “CBCZ”) (OTCPK: CBCZ), today announced the signing of a definitive merger agreement pursuant to which Civista will acquire Comunibanc. Based on financial data as of September 30, 2021, the combined company would have total assets of approximately $3.3 billion, total net loans of approximately $2.1 billion and total deposits of approximately $2.7 billion.

The acquisition of Comunibanc will add 7 branches in Henry and Wood Counties in Northwest Ohio and approximately $276 million in low-cost core deposits. As of September 30, 2021, Comunibanc also reported total assets of $329 million and total loans of $165 million. This acquisition will allow Civista to bring its enhanced commercial lending platform to Comunibanc’s strong markets and deploy Comunibanc’s excess liquidity position with its 60% loan-to-deposit ratio. With the Northwest Ohio market, the Toledo MSA is the fifth largest market in Ohio with over $17 billion in deposits and is the second fastest growing major Ohio MSA.

“We are very excited to welcome Comunibanc’s customers and employees to the Civista family,” said Dennis G. Shaffer, CEO and President of Civista. “We have known the Comunibanc team for a very long time and have always admired the franchise and their strong and stable presence in their local communities. We look forward to collaborating with Comunibanc’s leadership team to grow and enhance their banking platform. The current Civista team has significant experience operating in the Northwest Ohio market and are very excited to partner with Comunibanc and accelerate growth.”

“We have great admiration and respect for the Civista team and we believe this merger is a great outcome for our shareholders and positions us for continued success,” stated Bill Wendt Chairman and President of Comunibanc. “We believe partnering with Civista will provide us the enhanced capacity to deliver the products and services sought by our customers and will accelerate the commercial loan production efforts that we have undertaken in the Northwest Ohio market. Our relationship with Civista’s management team is long-dated going back nearly thirty years and we have always felt our two organizations share a similar culture and operating philosophy. This transaction represents a win-win for all of all our stakeholders.”

Subject to the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, each share of Comunibanc common stock will receive 1.1888 shares of Civista common stock and $30.13 in cash. This implies a deal value of approximately $50.2 million in the aggregate or $60.59 per Comunibanc share based on the closing price of Civista’s common stock on January 7, 2022 of $25.62. Civista and Comunibanc anticipate that the transaction will qualify as a tax-free reorganization for the portion of the merger consideration exchanged for Civista common stock. The transaction is expected to close in the second quarter of 2022, subject to the required approval of the Comunibanc shareholders, receipt of all required regulatory approvals and fulfillment of other customary closing conditions.

Under terms of the merger agreement, the directors of Comunibanc have agreed to vote all Comunibanc shares that they own in favor of the merger. In addition, after closing one of the Comunibanc directors will join the Civista Bank Board of Directors.

In preparation for the merger, extensive due diligence was performed over a multi-week period. Under the proposed merger terms, the acquisition of Comunibanc is expected to be 10% accretive to Civista’s EPS in 2023 and thereafter. In addition, any tangible book value dilution created in the transaction is expected to be earned back in approximately 2.9 years after closing. Post-closing, Civista’s capital ratios are expected to continue to exceed “well-capitalized” regulatory standards.

Civista will host an investor conference call and webcast on January 11, 2022, at 10:00 a.m., ET, to provide an overview of the transaction and highlights. Participants may join the conference ten minutes prior to the start time by calling 1-855-238-2712 and asking for the Civista Bancshares conference. Additionally, the live webcast may be accessed from the ‘Webcasts and Presentations’ page of the Company’s website, www.civb.com, or from the ‘Upcoming Events’ tab on the CIVB mobile site.

Stephens Inc. acted as financial advisor to Civista and Dinsmore & Shohl LLP acted as its legal advisor in the transaction. ProBank Austin acted as financial advisor to Comunibanc and Shumaker, Loop & Kendrick, LLP acted as its legal advisor.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $3.0 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 35 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

About Comunibanc Corp.

Comunibanc Corp. is a $329 million bank holding company headquartered in Napoleon, Ohio. Comunibanc Corp.’s banking subsidiary, The Henry County Bank, operates 7 locations in Henry and Wood Counties in Northwest Ohio. More information on Comunibanc Corp. may be accessed at www.thehenrycountybank.com. Comunibanc Corp.’s common shares are quoted on the OTC Markets under the symbol “CBCZ”.

Important Information for Investors and Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of Civista or a solicitation of any vote or approval. Civista will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this press release related to the proposed transaction with the Securities and Exchange Commission (“SEC”) to register the shares of Civista’s common stock to be issued to the shareholders of Comunibanc. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Comunibanc in advance of its special meeting of shareholders to be held to consider the proposed transaction with Civista. Before making any voting or investment decision, the investors and shareholders of Comunibanc are urged to carefully read the entire proxy statement/prospectus when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction, as well as any amendments or supplements to those documents, because they will contain important information about Civista, Comunibanc and the proposed transaction. Investors and shareholders of Comunibanc are also urged to carefully review and consider Civista’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, proxy statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Investors and shareholders of Comunibanc may obtain a free copy of Civista’s public filings with the SEC and the proxy statement/prospectus related to the proposed transaction (when available) through the website maintained by the SEC at www.sec.gov, or by directing a request to Civista Bancshares, Inc., 100 East Water Street P.O. Box 5016, Sandusky, Ohio 44870, Attn: Dennis G. Shaffer, President and Chief Executive Officer.

Civista and Comunibanc and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Comunibanc in connection with the proposed transaction. Information about the directors and executive officers of Civista is set forth in the proxy statement for Civista’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 15, 2021. Information about the directors and executive officers of Comunibanc regarding their interests and the interests of other persons who may be deemed participants in the transaction will be set forth in the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, but are not limited to: Civista’s management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “may”, “believe,” “expect,” “anticipate,” “intend,”

“seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Civista does not assume any duty to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K, those disclosed in Civista’s other periodic reports filed with the SEC; that the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, Civista’s and Comunibanc’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; shareholder or other required approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For any forward-looking statements made in this press release or in any documents, Civista claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Civista nor Comunibanc assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.